Exhibit (q)(2)

POWER OF ATTORNEY

The undersigned, Bruce R. Bond, Susan J. Carter, Collette Chilton, Neil A. Cotty, Robert Fairbairn, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, John M. Perlowski, Joseph P. Platt, Mark Stalnecker, Kenneth L. Urish and Claire A. Walton, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Benjamin Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of January, 2019.

Signature	Title	Signature	Title

/s/ Bruce R. Bond Bruce R. Bond	Director/Trustee	/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Director/Trustee

/s/ Susan J. Carter Susan J. Carter	Director/Trustee	/s/ Donald C. Opatrny Donald C. Opatrny	Director/Trustee

/s/ Collette Chilton Collette Chilton	Director/Trustee	/s/ John M. Perlowski John M. Perlowski	Director/Trustee

/s/ Neil A. Cotty Neil A. Cotty	Director/Trustee	/s/ Joseph P. Platt Joseph P. Platt	Director/Trustee

/s/ Robert Fairbairn Robert Fairbairn	Director/Trustee	/s/ Mark Stalnecker Mark Stalnecker	Director/Trustee

/s/ Lena G. Goldberg Lena G. Goldberg	Director/Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Director/Trustee

/s/ Robert M. Hernandez Robert M. Hernandez	Director/Trustee	/s/ Claire A. Walton Claire A. Walton	Director/Trustee

/s/ Henry R. Keizer Henry R. Keizer	Director/Trustee

Appendix A

BBIF Money Fund

BBIF Treasury Fund

BIF Money Fund

BIF Treasury Fund

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

Blackrock Asian Dragon Fund, Inc.

Blackrock Balanced Capital Fund, Inc.

Blackrock Basic Value Fund, Inc.

Blackrock Capital Appreciation Fund, Inc.

Blackrock Emerging Markets Fund, Inc.

Blackrock Equity Dividend Fund

Blackrock EuroFund

Blackrock Financial Institutions Series Trust

Blackrock Focus Growth Fund, Inc.

Blackrock Funds SM

Blackrock Funds II

Blackrock Funds III

Blackrock Global Allocation Fund, Inc.

Blackrock Index Funds, Inc.

Blackrock Large Cap Series Funds, Inc.

Blackrock Latin America Fund, Inc.

Blackrock Liquidity Funds

Blackrock Long-Horizon Equity Fund

Blackrock Mid Cap Dividend Series, Inc.

Blackrock Natural Resources Trust

Blackrock Series, Inc.

Blackrock Series Fund, Inc.

Blackrock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

Managed Account Series

Master Advantage U.S. Total Market LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Treasury LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust